Exhibit 99.1
Press Release Dated June 03, 2003


              PARK CITY GROUP APPOINTS NEW CHIEF FINANCIAL OFFICER

PARK CITY, UTAH - June 3, 2003 - Park City Group, Inc. (OTCBB:PKCY), a leading provider of software and services for business productivity, announced today that Peter Jensen has been named Chief Financial Officer of the company, effective immediately. Jensen replaces interim CFO Edward C. Dmytryk. Dmytryk will continue to fulfill his duties as a member of the company's Board of Directors.

We are please to have Peter join Park City Group," stated Randall K. Fields, Chairman and Chief Executive Officer. "His extensive financial management and strategic planning experience will benefit Park City Group as we continue to grow and further enhance our leadership as a provider of business productivity software and services to the retail industry. Peter's appointment will also enable Park City Group to continue to provide shareholders with a high level integrity in its financial reporting. We would like to thank Ed Dmytryk for his assistance and significant contribution to Park City Group during this transitional period."

Jensen joins Park City Group with extensive financial management, strategic planning and SEC experience. He most recently held the position of Partner at the CPA firm of Niederhauser & Davis, LLC. Prior to this, he held the position of Corporate Controller for Pacific Generation Company, a subsidiary of PacificCorp, where he was responsible for a broad scope of corporate functions, including accounting, information technology, forecasting and administration of long-term contracts. As Vice President of Finance of Adda Corporation, Jensen managed vendor relationships, handled a $2 million acquisition and restructured the company's bank line to alleviate shortage of working capital. As Treasurer of Plantronics, Inc., he handled all SEC and shareholder reporting, cash management and banking.

Jensen began his career as Senior Manager with KPMG Peat Marwick after graduating from Brigham Young University, Provo, Utah, with a BS in Accounting. Jensen received his CPA Certification in 1973 and earned his MBA from Santa Clara University, Santa Clara, CA in 1983.

"This is an opportune time to join Park City Group's management team," commented Jensen. "I look forward to working with the company as it continues to implement its sound growth strategy, emphasizing financial strength, quality operations and strategic decision making. I look forward to contributing to Park City Group's future success as it builds on its position as a leading provider of software technology solutions to the retail industry."

Park City Group, Inc.

Park City Group is a leading provider of software and services for business productivity. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and "action-able" information; and improve its customers' profitability by putting the "best manager" in every store. The software was developed initially for the Mrs. Fields Cookies business, co-founded by Randall K. Fields, the CEO of Park City Group, Inc. To date, the company has sold to or installed its software solutions in over 52,000 customer locations. For additional information, please contact Park City Group at 800.835.8824, info@parkcity.com (e-mail), or visit the corporate website at www.parkcity.com .

Forward-Looking Statement

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of Park City Group with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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